Exhibit 99.1

Keyuan Petrochemicals Inc. Provides Update on NASDAQ Listing
Company to remain listed on Nasdaq Stock Market subject to certain conditions

NINGBO, China, September 7, 2011 -- Keyuan Petrochemicals, Inc. (Nasdaq: KEYP) ("Keyuan or the "Company"), a leading merchant manufacturer of various petrochemical products in China, announced today that on September 2, 2011, the Company received a letter from the NASDAQ Hearings Panel (“the Panel”) stating that the Panel has determined to grant the request of the Company to remain listed on The Nasdaq Stock Market, subject to a trading halt and to the following conditions:

1.
On or before September 30, 2011, the Company shall provide the Panel with a copy of the final report of the Audit Committee, along with a comprehensive list of the actions the Company has taken and is committed to taking with regard to remediating the accounting and control issues identified.

2.	On or before October 12, 2011, the Company shall file all of the periodic filings that are delinquent as of that date, and any required restatements.

In order to fully comply with the terms of this exception, the Company must be able to demonstrate compliance with all requirements for continued listing on NASDAQ. In the event the Company is unable to do so, its securities may be de-listed from NASDAQ.

“We are working diligently with the Audit Committee and our auditor, GHP Horwath to complete all requirements for continued listing on NASDAQ,” stated Mr. Chungfeng Tao, Chairman and Chief Executive Officer of Keyuan Petrochemicals. “Our entire management team and board are committed to meeting the conditions set forth by the NASDAQ Hearing Panel.”

About Keyuan Petrochemicals, Inc.

Keyuan Petrochemicals, Inc., established in 2007 and operating through its wholly-owned subsidiary, Keyuan Plastics Co., Ltd., is located in Ningbo, China and is a leading independent manufacturer and supplier of various petrochemical products. Having commenced production in October 2009, Keyuan's operations include an annual petrochemical manufacturing design capacity of 720,000 MT for a variety of petrochemical products, with facilities for the storage and loading of raw materials and finished goods, and a technology that supports the manufacturing process with low raw material costs and high utilization and yields. In order to meet increasing market demand, Keyuan plans to expand its manufacturing capacity to include a SBS production facility, additional storage capacity, a raw material pre-treatment facility, and an asphalt production facility.

Safe Harbor Statement

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. For example, statements about the future use of the proceeds are forward looking and subject to risks. Keyuan Petrochemicals, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on forms 10-K, 10-Q and 8-K, in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, risks outlined in the Company's filings with the U.S. Securities and Exchange Commission, including its registration statement on Form S-1, as amended. The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

For more information, please contact:

Investor Relations:

MZ-HCI
Ted Haberfield, President
Tel: +1-760-755-2716
Email: thaberfield@hcinternational.net
Website: http://www.hcinternational.net

Mr.  Andrew Haag
Managing Partner, USA
Hampton  Growth, LLC
Tel: +1-877-368-3566
E-mail: andrew@hamptongrowth.com
Website: www.hamptongrowth.com